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                                                                  Exhibit 4(a)2


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                  ICF KAISER GOVERNMENT PROGRAMS, INC.,Issuer

                                      and

                ICF KAISER GOVERNMENT PROGRAMS, INC, Guarantor



                                      TO



                         THE BANK OF NEW YORK, Trustee




                                _______________



                         Second Supplemental Indenture

                         Dated as of September 1, 1995


                                _______________



                                     Notes



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     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 1, 1995, by and among ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), ICF KAISER GOVERNMENT PROGRAMS, INC., a Delaware corporation ("ICFK-GP" or the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").


                                  WITNESSETH:

     WHEREAS, the Guarantor is a Wholly Owned Restricted Subsidiary of the Company;

     WHEREAS, the Guarantor is the 50% owner of Kaiser-Hill Company, LLC, a Colorado limited liability company ("Kaiser-Hill"), an Unrestricted Subsidiary of the Company;

     WHEREAS, Kaiser-Hill in April 1995 was awarded Performance Based Integrated Management Contract No. DE-AC34-95RF00825 dated as of April 4, 1995, as amended or otherwise modified or supplemented, with the U.S. Department of Energy (the "DOE Contract");

     WHEREAS, in order to finance its activities, Kaiser-Hill entered into arrangements pursuant to which it will sell receivables arising under the DOE Contract (the "Kaiser-Hill Receivables Financing");

     WHEREAS, in connection with the Company's obligation to arrange for the issuance of standby letters of credit to support in part the Kaiser-Hill Receivables Financing, a Fourth Amendment dated June 28, 1995, to the Company's Bank Credit Agreement (the "Fourth Amendment") was entered into by the Company in order to permit such issuances;

     WHEREAS, as a condition to their signing the Fourth Amendment, the banks and other financial institutions parties to the Bank Credit Agreement required that the Company cause the Guarantor to become a Subsidiary Guarantor, as such term is defined in the Bank Credit Agreement, no later than September 30, 1995;

     WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture dated as of January 11, 1994 (the "Indenture"), as supplemented, for the purpose of issuing Notes, and Section 10.01 of the Indenture provides that the Company (when authorized by a Board Resolution) and the Trustee for the Notes, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to such Trustee, for any of the purposes set forth in said Section 10.01 (each a "Supplemental Indenture"); and

     WHEREAS, the Company has determined that Section 5.11 of the Indenture requires that, prior to or concurrently with the issuance of ICFK-GP's guarantee executed and delivered pursuant to the Bank Credit Agreement, the Company must cause ICFK-GP to execute and deliver to the Trustee a Supplemental Indenture pursuant to which ICFK-GP unconditionally guarantees the payment of principal of, premium, if any, and interest on the Notes; and

     WHEREAS, Section 5.11 of the Indenture further provides that the guarantee referenced in the immediately preceding clause shall be subordinated in right of payment to the guarantee granted by ICFK-GP pursuant to the Bank Credit Agreement; and
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     WHEREAS, the Company and ICFK-GP have determined that it is desirable to enter into this Second Supplemental Indenture; and


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     WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by Resolutions of the Boards of Directors of the Company and ICFK-GP, and the Company and ICFK-GP have requested the Trustee to join with them in the execution of this Second Supplemental Indenture; and

     WHEREAS, the Trustee has accepted the trusts created by this Second Supplemental Indenture and in evidence thereof has joined in the execution hereof;

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED AND AGREED, by and among the Company, the Guarantor, and the Trustee, as follows:


     1.   Terms defined in the Indenture are used herein as therein defined.


     2. The Table of Contents of the Indenture is hereby amended to add the following exhibit reference:

          EXHIBIT B      FORM OF GUARANTEE


     3. Section 1.01 of the Indenture is hereby amended to add the following definitions in proper alphabetical order:

          "Guarantee" shall mean any guarantee substantially in the form of Exhibit B to the Indenture executed and delivered by any Restricted Subsidiary pursuant to the provisions of Section 5.11 of the Indenture; any such Guarantee shall be subordinated in right of payment to the guarantee by such Subsidiary pursuant to the Bank Credit Agreement, as and to the same extent that the Notes are subordinated pursuant to Article 11 of the Indenture.

          "Guarantor" shall mean any Restricted Subsidiary that has executed and delivered a Guarantee;

          "Supplemental Indenture" shall mean any supplemental indenture, in form satisfactory to the Trustee, executed and delivered pursuant to (a)
     Article 10 of the Indenture or (b) Sections 5.11 or 6.01(a)(A) of the Indenture.


     4.   Section 5.11 of the Indenture is hereby amended as follows:

          The final sentence of Section 5.11 is restated as follows:

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          Any such guarantee shall be substantially in the form of Exhibit B to the Indenture and shall be subordinated in right of payment to the guarantee by such Subsidiary pursuant to the Bank Credit Agreement, as and to the same extent that the Notes are subordinated pursuant to
          Article 11 of the Indenture.

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     5.   The following sundry provisions shall be a part of this Second
Supplemental Indenture:

     Section 5.01.  Effect of Supplemental Indenture.  Upon the execution and
                    --------------------------------
delivery of this Second Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 5.02.  Indenture Remains in Full Force and Effect.  Except as
                    ------------------------------------------
supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     Section 5.03.  Indenture and Second Supplemental Indenture Construed
                    -----------------------------------------------------
Together.  This Second Supplemental Indenture is an Indenture supplemental to
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and in implementation of the Indenture, and the Indenture and this Second
Supplemental Indenture shall henceforth be read and construed together.

     Section 5.04.  Confirmation and Preservation of Indenture.  The Indenture
                    ------------------------------------------
as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

     Section 5.05   Conflict with Trust Indenture Act.  If any provision of this
                    ---------------------------------
Second Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of such Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

     Section 5.06   Separability Clause.  In any case any provision in this
                    -------------------
Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 5.07   Terms Defined in the Indenture.  All capitalized terms not
                    ------------------------------
otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     Section 5.08   Effect of Headings.  The Article and Section headings herein
                    ------------------
are for convenience only and shall not affect the construction hereof.

     Section 5.09   Benefits of Second Supplemental Indenture, etc.  Nothing in
                    ----------------------------------------------
this Second Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy, or claim under the Indenture, this Second Supplemental Indenture, or the Notes.

     Section 5.10   Successors and Assigns.  All covenants and agreements in
                    ----------------------
this Second Supplemental Indenture by the Company and the Guarantor shall bind their successors and assigns, whether so expressed or not.

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     Section 5.11   Trustee Not Responsible for Recitals.  The recitals
                    ------------------------------------
contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness.

     Section 5.12   Certain Duties and Responsibilities of the Trustee.  In
                    --------------------------------------------------
entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 5.13   Governing the Law.  This Second Supplemental Indenture shall
                    -----------------
be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     Section 5.14   Counterparts.  This Second Supplemental Indenture may be
                    ------------
executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and the Company, the Guarantor, and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of September 1, 1995.

                                       ICF KAISER INTERNATIONAL, INC.



                                       By:    ________________________________
                                       Name:  Richard K. Nason
                                       Title: Executive Vice President and
                                              Chief Financial Officer

[Seal]

ATTEST:

     ___________________________
     Assistant Secretary


                                       ICF KAISER GOVERNMENT PROGRAMS, INC.


                                       By:    ________________________________
                                       Name:  Kenneth L. Campbell
                                       Title: Treasurer

[Seal]

ATTEST:


     ___________________________
     Assistant Secretary

                                       THE BANK OF NEW YORK, as Trustee



                                       By:  ________________________________
                                       Name:
                                       Title:

[Seal]


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ATTEST:



     Assistant Treasurer

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